EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-215174) of International Seaways, Inc. of our reports dated March 12, 2018, with respect to the consolidated financial statements and schedule of International Seaways, Inc. and the effectiveness of internal control over financial reporting, included in this Annual Report (Form 10-K) of International Seaways, Inc. for the year ended December 31, 2017.

/s/	Ernst & Young LLP

New York, NY
March 12, 2018